[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 10.18

EPO RECEPTOR LICENSE AGREEMENT

        THIS AGREEMENT, effective this 5 day of September, 1996, between GENETICS INSTITUTE, INC., a corporation of the State of Delaware, with its principle place of business at 87 CambridgePark Drive, Cambridge, Massachusetts, 02140, hereinafter referred to at "GI" and the licensee set out on the signature page below, hereinafter referred to as "LICENSEE",

WITNESSETH THAT:

        WHEREAS, GI represents that it is the assignee and/or exclusive licensee of, and has full right to sublicense Licensed Patent Rights as defined below, and

        WHEREAS, LICENSEE wishes to obtain a non-exclusive license under said Licensed Patent Rights in order to utilize materials and/or processes covered by Licensed Patent Rights in its research and development activities,

        NOW THEREFORE, the parties agree as follows:

ARTICLE I—DEFINITIONS

A.
"Licensed Patent Rights" means U.S. 5,278,065 and U.S. 5,378,808 as well as any or all reissue(s) thereof.

B.
"Effective Date" means the date indicated above as the effective date of this Agreement.

C.
"Affiliate" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with a party hereto. For purposes of this definition, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least 50% of the securities of the corporation; and (b) in the case of non-corporate entities, direct or indirect ownership of at least 50% of the equity interest in such entity or possession of at least 50% of the power to direct the management and policies of such non-corporate entities.

D.
"Selling Price" means the gross sales price for that quantity of product subject to fee hereunder billed by LICENSEE or an Affiliate to third parties, less (i) cash and trade discounts and credits for returns and allowances; (ii) sales or other excise taxes or duties imposed upon and paid by LICENSEE or an Affiliate; and (iii) selling commissions paid by LICENSEE or an Affiliate.

E.
"Licensed Product" means a product identified as a commercial candidate directly or indirectly utilizing any material and/or process covered by Licensed Patent Rights, as well as any derivative of such product.

F.
"Field" means research and development utilizing materials and/or processes covered by Licensed Patent Rights; the Field shall not include the selling of products covered by Licensed Patent Rights.

ARTICLE II—PATENT LICENSE

        As of the date of receipt by GI of the sum of twenty thousand U.S. dollars ($20,000) pursuant to Article III-A, GI hereby grants to LICENSEE and its Affiliates a non-exclusive license under the Licensed Patent Rights in the Field.

ARTICLE III—PAYMENTS AND REPORTS

A.
Within thirty (30) days after the Effective Date of this Agreement LICENSEE shall pay to GI twenty thousand U.S. dollars ($20,000) which shall not be returnable in any event but shall constitute an advance payment to be applied against running fees owing to GI under paragraph B of this Article III.

B.
LICENSEE shall pay to GI running fees which shall not be returnable in any event at the rate of [*] of the Selling Price of all quantities of Licensed Product sold by LICENSEE and each Affiliate.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

C.
LICENSEE shall pay to GI [*] U.S. dollars ($[*]) upon the start of [*] of each Licensed Product, and an additional [*] U. S dollars ($[*]) upon the [*] (or equivalent) [*] for each Licensed Product.

D.
In the event that any quantity of the Licensed Product is sold by LICENSEE to an Affiliate, only one fee shall be paid to GI (in order that duplication of fees be avoided) and that fee shall only be paid when Affiliate has sold the said quantity of the Licensed Product to a third party which is not an Affiliate of the Licensee.

E.
Until such time as LICENSEE and Affiliate have sold all quantities of the Licensed Product, LICENSEE shall report in writing to GI within sixty (60) days after the end of each calendar quarter beginning with the first sale of the Licensed Product, the quantities of Licensed Product that were sold by LICENSEE and Affiliate during said quarter and the calculation of fees thereon. With said report LICENSEE shall pay to GI the total amount of the said fees that have not been paid in advance. Reports, notices and other communications to LICENSEE hereunder shall be sent to:

      Legal Department
      Affymax Research Institute
      4001 Miranda Avenue
      Palo Alto, CA 94304

        and to GI shall be sent to:

      GENETICS INSTITUTE, INC.
      87 CambridgePark Drive
      Cambridge, Massachusetts 02140
      Attn: Legal Department

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE IV—RECORDS

        LICENSEE shall keep, and require each Affiliate to keep, adequate records in sufficient detail to enable the fees due hereunder to be determined, and permit said records to be inspected at any time during regular business hours, but not more than once annually, by an independent auditor, appointed and paid by GI for this purpose and not unacceptable to LICENSEE, who shall report to GI only the amount of the royalties due hereunder. Nothing herein shall require LICENSEE or any Affiliate to retain such records longer that three (3) years after the fees to which they relate are paid.

ARTICLE V—TERMINATION

A.
This Agreement unless earlier terminated as hereinafter provided shall terminate with the last to expire of the Licensed Patent Rights.

B.
In the event that any stipulation or provision of this Agreement is breached by LICENSEE or an Affiliate, GI, upon (60) days' advance written notice, may terminate this Agreement and all rights granted hereunder. However, if such a breach is corrected within the sixty (60)-day period, this Agreement and the rights granted shall continue in force.

C.
Termination of this Agreement shall not relieve LICENSEE or any Affiliate of any obligation hereunder to keep records, nor shall such termination relieve any obligations to make payment of any sum due pursuant to Article III, or provide written reports with respect thereto.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE VI—INDEMNIFICATION

        LICENSEE shall defend, indemnify and hold harmless GI and its Affiliates and their officers, directors and employees for any claim made for death, personal injury, illness, property damage, intellectual property infringement, contract or other claim, or other injury or damage arising out of the actions hereunder of LICENSEE and its Affiliates hereunder and their customers.

ARTICLE VII—ASSIGNABILITY

        Neither this Agreement nor the rights herein granted may be assigned by either party to any third party without the written consent of the other, which consent shall not be unreasonably withheld; provided, however, this Agreement and the rights may be assigned by a party, without such written consent, to the successor of its entire business relating to the subject matter of this Agreement.

ARTICLE VIII—APPLICABLE LAW

        This Agreement is acknowledged to have been made in and shall be construed in accordance with the laws of the State of Delaware.

ARTICLE IX—MEDIATION

        Any dispute between the parties that arises in connection with this Agreement will be resolved by mediation. Either party shall have the right to submit a disputed issue to mediation by notifying the other party in writing. Within thirty (30) days of such notice, the parties shall exchange position papers setting forth the terms and conditions each would accept as a resolution of the dispute and, based on the position papers, attempt in good faith to settle the dispute. If

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

the parties are unable to settle the dispute within sixty (60) days of such notice, the parties shall agree on an independent mediator. If the parties are unable to agree on a single mediator, each party will name an independent mediator within ninety (90) days after such notice and the two named mediators will in turn name a third independent mediator within one hundred twenty (120) days after such notice. Statements by the parties supporting their respective positions will be filed with the mediator(s) within thirty (30) days after the parties agree on a single mediator or thirty (30) days after three mediators are named. The mediator(s) will issue a written decision within sixty (60) days thereafter setting the terms and conditions for the resolution of the dispute. The mediator(s) will not be bound by the positions of the parties and may set terms and conditions which are deemed fair, equitable and consistent with industry practice in comparable cases. Either party may request an oral hearing upon filing its statement which will take place at the direction of the mediator(s) within thirty (30) days thereafter. The parties shall be bound by the decision of the mediators(s).

        IN WITNESS WHEREOF, the parties have executed this Agreement and have entered the effective date on the first page hereof.

GENETICS INSTITUTE, INC.
By:	/s/ THOMAS J. DESROSIER Name: Thomas J. DesRosier Title: Vice President and Chief Patent Counsel
AFFYMAX RESEARCH INSTITUTE
By:	/s/ GORDON RINGOLD Name: Gordon Ringold Title: CEO

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.